EXHIBIT 99.1
Vanguard Health Systems Reports Third Quarter Fiscal 2013 Results
Fiscal 2013 Outlook Updated

NASHVILLE, Tenn. - April 30, 2013 - Vanguard Health Systems, Inc. (NYSE: VHS) today announced financial and operating results for its third fiscal quarter of 2013.

Third Quarter Fiscal 2013 Key Metrics (all percentage changes compare Q3 FY2013 to Q3 FY2012):
Consolidated and Same Store:

•
Net income attributable to Vanguard Health Systems, Inc. stockholders was $21.3 million, or $0.26 per diluted share, compared to $44.0 million, or $0.55 per diluted share, during the prior year period. The prior year period amount was positively impacted by $22.3 million, or $0.28 per diluted share, related to reimbursement updates for the rural floor provision of the Balanced Budget Act of 1997 and revised Supplemental Security Income ratios.

•	Adjusted EBITDA was $143.0 million compared to $176.6 million during the prior year period. The prior year period amount was positively impacted by $34.6 million related to the reimbursement updates.

•	Discharges decreased 3.2 percent.

•	Adjusted discharges decreased 1.8 percent.

•	Patient revenue per adjusted discharge was flat compared to the prior year period, absent the impact of the prior year reimbursement updates.

Year to Date Fiscal 2013 Key Metrics (all percentage changes compare nine months FY2013 to nine months FY2012):
Consolidated:

•
Net income attributable to Vanguard Health Systems, Inc. stockholders was $47.4 million, or $0.57 per diluted share, compared to $38.0 million, or $0.47 per diluted share, during the prior year period.

•	Adjusted EBITDA was $414.0 million compared to $434.9 million during the prior year period.

Same Store:

•	Patient revenue per adjusted discharge increased 1.4 percent, absent the impact of the prior year reimbursement updates.

•	Discharges decreased 2.3 percent.

•	Adjusted discharges decreased 1.0 percent.

A reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to net income attributable to Vanguard Health Systems, Inc. stockholders for the quarters and nine month periods ended March 31, 2012 and 2013 is included in this release.

Third Quarter Analysis
Consolidated total revenues decreased $84.4 million during the third quarter of fiscal 2013 compared to the prior year period. Net patient service revenues decreased $75.7 million primarily due to the $49.7 million of revenues during the prior year period related to the reimbursement updates and a 1.8 percent decrease in adjusted discharges during the current year period. Health plan premium revenues decreased slightly during the third quarter of fiscal 2013 compared to the prior year period as a result of fewer members enrolled in Phoenix Health Plan. Uncompensated care as a percentage of net patient revenues (prior to uncompensated care deductions) was 20.5 percent during the third quarter of fiscal 2013 compared to 18.5 percent during the prior year period, absent the impact of the prior year reimbursement updates. Other operating expenses were significantly lower during the third quarter of fiscal 2013 compared to the prior year period due to a reduction in professional and general liability losses.

Fiscal Year to Date Analysis
Consolidated total revenues decreased $12.3 million during the nine months ended March 31, 2013 compared to the prior year period, primarily due to the reimbursement updates during the prior year period. Same store net patient service revenues decreased $43.2 million during the nine months ended March 31, 2013 compared to the prior year period as a result of $48.6 million of reimbursement updates during the prior year period applicable to our same store facilities. Same store adjusted discharges decreased 1.0 percent, while same store patient revenue per adjusted discharge increased 1.4 percent, absent the prior year reimbursement updates, during the nine months ended March 31, 2013 compared to the prior year period. Health plan premium revenues, on a same store basis, decreased 9.9 percent during the nine months ended March 31, 2013 compared to the prior year period as a result of fewer members enrolled in Phoenix Health Plan.
Same store uncompensated care as a percentage of net patient revenues (prior to uncompensated care deductions) was 19.8 percent during the nine months ended March 31, 2013 compared to 18.2 percent during the prior year period, absent the impact of the prior year reimbursement updates.

Balance Sheet and Cash Flows
As of March 31, 2013, we had cash of $522.8 million and total debt of $2,995.3 million. These balances increased during the third quarter of fiscal 2013 as a result of the additional $300.0 million of borrowings under our term loan credit facility.
Cash flows from operating activities improved by $79.6 million during the nine months ended March 31, 2013 compared to the prior year period. Changes in net operating assets and liabilities negatively impacted operating cash flows by $186.4 million during the nine months ended March 31, 2013 compared to a negative impact of $303.1 million during the prior year period. We made $206.3 million of interest and income tax payments during the nine months ended March 31, 2013, which was $61.6 million higher than these payments during the prior year period. Interest payments were higher due to the additional senior notes issued in March 2012, while income tax payments increased as a result of the utilization of significantly all of our federal net operating loss carryforwards during 2012.
Capital expenditures increased 47.6 percent to $289.4 million during the nine months ended March 31, 2013 compared to the prior year period due to increased spending related to The Detroit Medical Center specified capital project commitments and the start of construction of a new hospital in New Braunfels, Texas.

Revised Outlook for Fiscal Year 2013
We are revising our previously issued fiscal year 2013 outlook for ranges of projected net income attributable to Vanguard Health Systems, Inc. stockholders, projected Adjusted EBITDA, projected diluted earnings per share and projected capital expenditures as follows.

	Previous Outlook	Revised Outlook
Projected net income attributable to Vanguard Health Systems, Inc. stockholders	$62 - $77 million	$59 - $65 million
Projected Adjusted EBITDA	$550 - $575 million	$550 - $560 million
Projected diluted earnings per share	$0.74 - $0.93	$0.71 - $0.78
Projected capital expenditures	$510 - $530 million	$400 - $430 million

We have included reconciliations in this release for the high-end and low-end estimates for certain of these projected fiscal year ending June 30, 2013 measures. The outlook projections are based upon management's current expectations and should be read in conjunction with the cautionary statement about forward-looking information below.

Earnings Conference Call
We will host a conference call at 11:00 a.m. EDT on May 1, 2013. All interested parties are invited to access a live webcast of the conference call on the Investor Relations Section of our website at http://vanguardhealth.com. If you are unable to participate during the live webcast, the webcast will be available on a replay basis for 90 days.
We own and operate 28 acute care and specialty hospitals and complementary facilities and services in metropolitan Chicago, Illinois; metropolitan Detroit, Michigan; metropolitan Phoenix, Arizona; San Antonio, Texas; Harlingen and Brownsville, Texas; and Worcester and metropolitan Boston, Massachusetts. Our strategy is to develop locally branded, comprehensive health care delivery networks in urban and suburban markets.

Cautionary Statement about Forward-Looking Information
This press release contains “forward-looking statements” within the meaning of the federal securities laws that are intended to be covered by safe harbors created thereby. Forward-looking statements are those statements that are based upon management's plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information. These statements are based upon estimates and assumptions made by our management that, although believed to be reasonable, are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. When used in this press release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” “continues” or future or conditional verbs, such as “will,” “should,” “could” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements. These factors, risks and uncertainties include, among others, the following: our high degree of leverage and interest rate risk; our ability to incur substantially more debt; operating and financial restrictions in our debt agreements; our ability to generate cash necessary to service our debt; weakened economic conditions and volatile capital markets; our ability to grow our business and successfully implement our business strategies, including growing our ambulatory care services platform; governmental regulation of the health care industry, including Medicare and Medicaid reimbursement levels in general and with respect to the impact of the Budget Control Act of 2011 and other future deficit reduction plans; our ability to successfully integrate hospitals or ambulatory care facilities acquired in the future or to recognize expected synergies from such acquisitions; potential acquisitions could be costly, unsuccessful or subject us to unexpected liabilities; a reduction or elimination of supplemental Medicare and Medicaid payments on which we depend, including disproportionate share payments, indirect medical education/graduate medical education payments, upper payment limit programs and other similar payments; the highly competitive nature of the health care industry; the geographic concentration of our operations; the impact of a natural disaster or other catastrophic event in one of our geographic markets and our ability to recover from such disaster or event; potential adverse impact of pre-payment and post-payment claims reviews by governmental agencies; conflicts of interest that may arise as a result of our control by a small number of stockholders; pressures to contain costs by managed care organizations and other insurers and our ability to negotiate acceptable terms with these third party payers; our ability to attract and retain qualified management and health care professionals, including physicians and nurses; the currently unknown effect on us of the major federal health care reforms enacted by Congress in March 2010, including the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010, or other potential additional federal or state health care reforms, including that states may opt out of the Medicaid expansion; whether our efforts to reduce the cost of providing health care services while increasing the quality of care are successful; potential adverse impact of known and unknown governmental investigations and audits; increased compliance costs from further government regulation of the health care industry and our failure to comply, or allegations of our failure to comply, with applicable laws and regulations; our failure to adequately enhance our facilities with technologically advanced equipment; the availability of capital to fund our corporate growth strategy and improvements to our existing facilities; potential lawsuits or other claims asserted against us; failure of the Arizona Health Care Cost Containment System ("AHCCCS") to renew its contract with, or award future contracts with similar terms and scope to, Phoenix Health Plan ("PHP"); PHP's ability to comply with the terms of its contract with AHCCCS or the capped contract recently awarded to PHP for the three year period starting October 1, 2013; our inability to accurately estimate and manage health plan claims expense within our health plans; our inability to accurately estimate and manage employee medical benefits expense; reductions in or our inability to grow the enrollment of our health plans; changes in general economic conditions nationally and regionally in our markets; our exposure to the increased amounts of and collection risks associated with uninsured accounts and the co-pay and deductible portions of insured accounts; dependence on our senior management team and local management personnel; volatility of professional and general liability insurance for us and the physicians who practice at our hospitals and increases in the quantity and severity of professional liability claims; our ability to achieve operating and financial targets and to maintain and increase patient volumes and control the costs of providing services, including salaries and benefits, supplies and other operating expenses; technological and pharmaceutical improvements that increase the cost of providing, or reduce the demand for, health care services and shift demand for inpatient services to outpatient settings; a failure of our information systems; delays in receiving payments for services provided, especially from governmental payers; changes in payer mix, service mix and surgical volumes, including changes in Medicaid eligibility criteria and more patients covered under managed Medicare and Medicaid programs rather than traditional Medicare and Medicaid programs, potential declines in the population covered under managed care agreements and physician utilization trends and practices; costs and compliance risks associated with Section 404 of the Sarbanes-Oxley Act of 2002; material non-cash charges to earnings from impairment of goodwill associated with declines in the fair market value of our reporting units; cash payments that may be necessary to fund an underfunded defined benefit pension plan of The Detroit Medical Center; volatility of materials and labor costs for, or state efforts to regulate, potential construction projects that may be necessary for future growth; our reliance on payments from our subsidiaries, which may be restricted by our credit agreement and the indentures governing our senior notes; changes in accounting practices; our ability to demonstrate meaningful use of certified electronic health record technology and to receive the related Medicare or Medicaid incentive payments; and other risk factors described in our Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.

Our forward-looking statements speak only as of the date made. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of new information, future events or otherwise. You are cautioned not to rely on such forward-looking statements when evaluating the information contained in this press release. In light of significant uncertainties inherent in the forward-looking statements included in this press release, you should not regard the inclusion of such information as a representation by us that the objectives and plans anticipated by the forward-looking statements will occur or be achieved or, if any of them do, what impact they will have on our financial condition, results of operations or cash flows.

We use our company website to provide important information to investors about the company, including the posting of important announcements regarding financial performance and corporate developments.

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Income Statements (Unaudited)
(In millions, except share and per share amounts)

	Quarter ended March 31,
	2012		2013
Patient service revenues	$1,525.5	96.4%	$1,467.2	97.9%
Less: Provision for doubtful accounts	(133.8)	(8.5)	(151.2)	(10.1)
Patient service revenues, net	1,391.7	87.9	1,316.0	87.8
Premium revenues	190.8	12.1	182.1	12.2
Total revenues	1,582.5	100.0	1,498.1	100.0

Salaries and benefits (includes stock compensation)	721.8	45.6	695.3	46.4
Health plan claims expense	146.6	9.3	137.3	9.2
Supplies	235.5	14.9	229.1	15.3
Purchased services	144.6	9.1	155.6	10.4
Rents and leases	19.0	1.2	19.4	1.3
Other operating expenses	142.7	9.0	124.4	8.3
Medicare and Medicaid EHR incentives	(2.4)	(0.2)	(5.4)	(0.4)
Depreciation and amortization	62.9	4.0	60.7	4.1
Interest, net	43.4	2.7	48.8	3.3
Debt extinguishment costs	—	—	1.3	0.1
Acquisition related expenses	1.2	0.1	0.1	—
Other	(2.2)	(0.1)	(4.9)	(0.3)
Income from continuing operations before income taxes	69.4	4.4	36.4	2.4
Income tax expense	(24.3)	(1.5)	(12.4)	(0.8)
Income from continuing operations	45.1	2.8	24.0	1.6
Loss from discontinued operations, net of taxes	(0.1)	—	—	—
Net income	45.0	2.8	24.0	1.6
Net income attributable to non-controlling interests	(1.0)	(0.1)	(2.7)	(0.2)
Net income attributable to Vanguard Health Systems, Inc. stockholders	$44.0	2.8%	$21.3	1.4%

Earnings per share attributable to Vanguard Health Systems, Inc. stockholders
Basic earnings per share	$0.58		$0.27
Diluted earnings per share	$0.55		$0.26

Weighted average shares outstanding (in thousands):
Basic	75,383		77,619
Diluted	78,933		80,115

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Income Statements (Unaudited)
(In millions, except share and per share amounts)

	Nine months ended March 31,
	2012		2013
Patient service revenues	$4,305.1	95.8%	$4,412.6	98.5%
Less: Provision for doubtful accounts	(401.5)	(8.9)	(482.5)	(10.8)
Patient service revenues, net	3,903.6	86.9	3,930.1	87.7
Premium revenues	590.6	13.1	551.8	12.3
Total revenues	4,494.2	100.0	4,481.9	100.0

Salaries and benefits (includes stock compensation)	2,089.2	46.5	2,073.6	46.3
Health plan claims expense	458.6	10.2	421.4	9.4
Supplies	677.0	15.1	687.7	15.3
Purchased services	405.0	9.0	451.0	10.1
Rents and leases	55.7	1.2	57.2	1.3
Other operating expenses	407.1	9.1	413.7	9.2
Medicare and Medicaid EHR incentives	(26.8)	(0.6)	(31.2)	(0.7)
Depreciation and amortization	191.3	4.3	194.1	4.3
Interest, net	132.4	2.9	149.3	3.3
Debt extinguishment costs	38.9	0.9	1.3	—
Acquisition related expenses	13.8	0.3	0.2	—
Other	(6.4)	(0.1)	(11.8)	(0.3)
Income from continuing operations before income taxes	58.4	1.3	75.4	1.7
Income tax expense	(20.4)	(0.5)	(24.5)	(0.5)
Income from continuing operations	38.0	0.8	50.9	1.1
Income (loss) from discontinued operations, net of taxes	(0.5)	—	0.1	—
Net income	37.5	0.8	51.0	1.1
Net loss (income) attributable to non-controlling interests	0.5	—	(3.6)	(0.1)
Net income attributable to Vanguard Health Systems, Inc. stockholders	$38.0	0.8%	$47.4	1.1%

Earnings per share attributable to Vanguard Health Systems, Inc. stockholders
Basic earnings per share	$0.49		$0.59
Diluted earnings per share	$0.47		$0.57

Weighted average shares outstanding (in thousands):
Basic	75,187		76,907
Diluted	78,762		79,475

VANGUARD HEALTH SYSTEMS, INC.
Supplemental Financial Information (Unaudited)
Reconciliation of Adjusted EBITDA to Net Income Attributable to Vanguard Health Systems, Inc. Stockholders
(In millions)

	Quarter ended		Nine months ended
	March 31,		March 31,
	2012	2013	2012	2013
Net income attributable to Vanguard Health Systems, Inc. stockholders	$44.0	$21.3	$38.0	$47.4
Interest, net	43.4	48.8	132.4	149.3
Income tax expense	24.3	12.4	20.4	24.5
Depreciation and amortization	62.9	60.7	191.3	194.1
Non-controlling interests	1.0	2.7	(0.5)	3.6
Loss (gain) on disposal of assets	0.2	0.3	(0.6)	1.3
Equity method income	(1.1)	(1.4)	(1.8)	(1.8)
Stock compensation	1.9	0.6	6.5	5.5
Realized losses on investments	—	0.1	—	0.3
Acquisition related expenses	1.2	0.1	13.8	0.2
Debt extinguishment costs	—	1.3	38.9	1.3
Impairment and restructuring charges	—	—	(0.1)	—
Pension credits	(1.3)	(3.9)	(3.9)	(11.6)
Discontinued operations, net of taxes	0.1	—	0.5	(0.1)
Adjusted EBITDA (1)	$176.6	$143.0	$434.9	$414.0
____________________

(1)
Adjusted EBITDA is defined as income before interest expense (net of interest income), income taxes, depreciation and amortization, non-controlling interests, gain or loss on disposal of assets, equity method income, stock compensation, realized gains or losses on investments, acquisition related expenses, debt extinguishment costs, impairment and restructuring charges, pension expense (credits) and discontinued operations, net of taxes. Adjusted EBITDA is not intended as a substitute for net income attributable to Vanguard Health Systems, Inc. stockholders, operating cash flows or other cash flow data determined in accordance with accounting principles generally accepted in the United States. Due to varying methods of calculation, Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Supplemental Financial Information (Unaudited) (continued)
Reconciliation of Certain Projected Fiscal Year 2013 Information
(In millions, except share and per share amounts)

	Previous Outlook		Revised Outlook
	Low	High	Low	High
Net income attributable to Vanguard Health Systems, Inc. stockholders	$62.0	$77.0	$59.0	$65.0
Interest, net	195.5	195.5	200.0	199.0
Income tax expense	38.0	49.5	33.0	40.0
Depreciation and amortization	254.0	253.0	256.0	255.0
Other	0.5	—	2.0	1.0
Adjusted EBITDA (1)	$550.0	$575.0	$550.0	$560.0

Net income attributable to Vanguard Health Systems, Inc. stockholders	$62.0	$77.0	$59.0	$65.0
Accretion of redeemable non-controlling interests	(3.0)	(2.7)	(2.7)	(2.7)
Subtotal	59.0	74.3	56.3	62.3
Diluted weighted average shares outstanding (in thousands)	79,500	79,500	79,750	79,750
Diluted earnings per share	$0.74	$0.93	$0.71	$0.78
____________________

(1)
Adjusted EBITDA is defined as income before interest expense (net of interest income), income taxes, depreciation and amortization, non-controlling interests, gain or loss on disposal of assets, equity method income, stock compensation, realized gains or losses on investments, acquisition related expenses, debt extinguishment costs, impairment and restructuring charges, pension expense (credits) and discontinued operations, net of taxes. Adjusted EBITDA is not intended as a substitute for net income attributable to Vanguard Health Systems, Inc. stockholders, operating cash flows or other cash flow data determined in accordance with accounting principles generally accepted in the United States. Due to varying methods of calculation, Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	June 30, 2012	March 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$455.5	$522.8
Restricted cash	2.4	6.0
Accounts receivable, net of allowance for doubtful accounts of $366.5 and $371.4, respectively	702.1	653.1
Inventories	97.0	99.2
Deferred tax assets	89.6	65.0
Prepaid expenses and other current assets	236.4	223.3
Total current assets	1,583.0	1,569.4
Property, plant and equipment, net of accumulated depreciation	2,110.1	2,202.6
Goodwill	768.4	772.5
Intangible assets, net of accumulated amortization	89.0	85.7
Deferred tax assets, noncurrent	71.2	83.9
Investments in securities	51.8	59.3
Escrowed cash for capital commitments	20.3	17.3
Other assets	94.3	100.2
Total assets	$4,788.1	$4,890.9

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$390.6	$368.9
Accrued salaries and benefits	226.0	223.8
Accrued health plan claims and settlements	67.8	55.7
Accrued interest	73.2	27.8
Other accrued expenses and current liabilities	219.9	165.5
Current maturities of long-term debt	11.2	14.5
Total current liabilities	988.7	856.2
Professional and general liability and workers compensation reserves	304.8	287.8
Unfunded pension liability	269.9	226.0
Other liabilities	174.7	126.2
Long-term debt, less current maturities	2,695.4	2,980.8
Total liabilities	4,433.5	4,477.0
Commitments and contingencies
Redeemable non-controlling interests	53.1	56.4
Equity:
Vanguard Health Systems, Inc. stockholders' equity:
Common stock	0.8	0.8
Additional paid-in capital	403.3	405.9
Accumulated other comprehensive loss	(48.4)	(45.6)
Retained deficit	(60.6)	(13.2)
Total Vanguard Health Systems, Inc. stockholders' equity	295.1	347.9
Non-controlling interests	6.4	9.6
Total equity	301.5	357.5
Total liabilities and equity	$4,788.1	$4,890.9

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)
	Nine months ended
	March 31,
	2012	2013
Operating activities:
Net income	$37.5	$51.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	191.3	194.1
Amortization of loan costs and accretion of principal on notes	11.0	9.9
Acquisition related expenses	13.8	0.2
Stock compensation	6.5	5.5
Deferred income taxes	15.4	12.8
Debt extinguishment costs	38.9	1.3
Other	(0.9)	1.6
Changes in operating assets and liabilities, net of the impact of acquisitions	(303.1)	(186.4)
Net cash provided by operating activities	10.4	90.0

Investing activities:
Acquisitions and related expenses, net of cash acquired	(213.7)	(7.2)
Capital expenditures	(196.1)	(289.4)
Proceeds from sales of investments in securities	77.8	76.2
Purchases of investments in securities	(66.0)	(79.1)
Net reimbursements from (deposits to) restricted cash and escrow fund	(40.6)	0.3
Other investing activities	2.4	(0.4)
Net cash used in investing activities	(436.2)	(299.6)

Financing activities:
Payments of long-term debt and capital leases	(547.7)	(19.1)
Proceeds from debt borrowings	452.2	300.0
Payments of debt issuance costs	(7.5)	(2.6)
Proceeds from the issuance of common stock	67.5	—
Payments of IPO related costs	(6.9)	—
Payments of tender premiums on note redemptions	(27.6)	(0.5)
Other financing activities	(3.2)	(0.9)
Net cash provided by (used in) financing activities	(73.2)	276.9
Net increase (decrease) in cash and cash equivalents	(499.0)	67.3
Cash and cash equivalents, beginning of period	936.6	455.5
Cash and cash equivalents, end of period	$437.6	$522.8

Supplemental cash flow information:
Net cash paid for interest	$143.8	$187.4
Net cash paid for income taxes	$0.9	$18.9

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited)
(In millions)

	Quarter ended March 31, 2012
	Acute Care	% of	Health	% of
	Services	Revenues	Plans	Revenues	Eliminations	Consolidated
Patient service revenues, net (1)	$1,404.7	100.0%	$—	—%	$(13.0)	$1,391.7
Premium revenues	—	—	190.8	100.0	—	190.8
Total revenues	1,404.7	100.0	190.8	100.0	(13.0)	1,582.5

Salaries and benefits (excludes stock compensation)	710.4	50.6	9.5	5.0	—	719.9
Health plan claims expense (1)	—	—	159.6	83.6	(13.0)	146.6
Supplies	235.5	16.8	—	—	—	235.5
Other operating expenses	297.5	21.2	8.8	4.6	—	306.3
Medicare and Medicaid EHR incentives	(2.4)	(0.2)	—	—	—	(2.4)
Segment EBITDA (2)	163.7	11.7	12.9	6.8	—	176.6
Less:
Interest, net	43.9	3.1	(0.5)	(0.3)	—	43.4
Depreciation and amortization	61.9	4.4	1.0	0.5	—	62.9
Equity method income	(1.1)	(0.1)	—	—	—	(1.1)
Stock compensation	1.9	0.1	—	—	—	1.9
Loss on disposal of assets	0.2	—	—	—	—	0.2
Acquisition related expenses	1.2	0.1	—	—	—	1.2
Pension credits	(1.3)	(0.1)	—	—	—	(1.3)
Income from continuing operations before income taxes	$57.0	4.1%	$12.4	6.5%	$—	$69.4
___________________

(1) We eliminate in consolidation those patient service revenues earned by our health care facilities attributable to services provided to enrollees in our owned health plans and eliminate the corresponding medical claims expenses incurred by our health plans for those services.

(2) Segment EBITDA is defined as income from continuing operations before income taxes less interest expense (net of interest income), depreciation and amortization, equity method income, stock compensation, gain or loss on disposal of assets, realized gains or losses on investments, acquisition related expenses, debt extinguishment costs, impairment and restructuring charges and pension expense (credits). Management uses Segment EBITDA to measure the performance of our segments and develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates, which management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of our segments. Management believes that Segment EBITDA provides useful information to investors, lenders, financial analysts and rating agencies about the financial performance of our segments. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions concerning us. Segment EBITDA is not a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similar measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited) (continued)
(In millions)

	Quarter ended March 31, 2013
	Acute Care	% of	Health	% of
	Services	Revenues	Plans	Revenues	Eliminations	Consolidated
Patient service revenues, net (1)	$1,325.4	100.0%	$—	—%	$(9.4)	$1,316.0
Premium revenues	—	—	182.1	100.0	—	182.1
Total revenues	1,325.4	100.0	182.1	100.0	(9.4)	1,498.1

Salaries and benefits (excludes stock compensation)	684.9	51.7	9.8	5.4	—	694.7
Health plan claims expense (1)	—	—	146.7	80.6	(9.4)	137.3
Supplies	229.1	17.3	—	—	—	229.1
Other operating expenses	287.8	21.7	11.6	6.4	—	299.4
Medicare and Medicaid EHR incentives	(5.4)	(0.4)	—	—	—	(5.4)
Segment EBITDA (2)	129.0	9.7	14.0	7.7	—	143.0
Less:
Interest, net	48.1	3.6	0.7	0.4	—	48.8
Depreciation and amortization	59.7	4.5	1.0	0.5	—	60.7
Equity method income	(1.4)	(0.1)	—	—	—	(1.4)
Stock compensation	0.6	—	—	—	—	0.6
Loss on disposal of assets	0.3	—	—	—	—	0.3
Realized losses on investments	0.1	—	—	—	—	0.1
Acquisition related expenses	0.1	—	—	—	—	0.1
Debt extinguishment costs	1.3	0.1	—	—	—	1.3
Pension credits	(3.9)	(0.3)	—	—	—	(3.9)
Income from continuing operations before income taxes	$24.1	1.8%	$12.3	6.9%	$—	$36.4
__________________

(1) We eliminate in consolidation those patient service revenues earned by our health care facilities attributable to services provided to enrollees in our owned health plans and eliminate the corresponding medical claims expenses incurred by our health plans for those services.

(2) Segment EBITDA is defined as income from continuing operations before income taxes less interest expense (net of interest income), depreciation and amortization, equity method income, stock compensation, gain or loss on disposal of assets, realized gains or losses on investments, acquisition related expenses, debt extinguishment costs, impairment and restructuring charges and pension expense (credits). Management uses Segment EBITDA to measure the performance of our segments and develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates, which management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of our segments. Management believes that Segment EBITDA provides useful information to investors, lenders, financial analysts and rating agencies about the financial performance of our segments. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions concerning us. Segment EBITDA is not a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similar measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited) (continued)
(In millions)

	Nine months ended March 31, 2012
	Acute Care	% of	Health	% of
	Services	Revenues	Plans	Revenues	Eliminations	Consolidated
Patient service revenues, net (1)	$3,935.7	100.0%	$—	—%	$(32.1)	$3,903.6
Premium revenues	—	—	590.6	100.0	—	590.6
Total revenues	3,935.7	100.0	590.6	100.0	(32.1)	4,494.2

Salaries and benefits (excludes stock compensation)	2,054.8	52.2	27.9	4.7	—	2,082.7
Health plan claims expense (1)	—	—	490.7	83.1	(32.1)	458.6
Supplies	676.9	17.2	0.1	—	—	677.0
Other operating expenses	836.2	21.2	31.6	5.4	—	867.8
Medicare and Medicaid EHR incentives	(26.8)	(0.7)	—	—	—	(26.8)
Segment EBITDA (2)	394.6	10.0	40.3	6.8	—	434.9
Less:
Interest, net	133.8	3.4	(1.4)	(0.2)	—	132.4
Depreciation and amortization	188.0	4.8	3.3	0.6	—	191.3
Equity method income	(1.8)	—	—	—	—	(1.8)
Stock compensation	6.5	0.2	—	—	—	6.5
Gain on disposal of assets	(0.6)	—	—	—	—	(0.6)
Acquisition related expenses	13.8	0.4	—	—	—	13.8
Debt extinguishment costs	38.9	1.0	—	—	—	38.9
Impairment and restructuring charges	(0.1)	—	—	—	—	(0.1)
Pension credits	(3.9)	(0.1)	—	—	—	(3.9)
Income from continuing operations before income taxes	$20.0	0.5%	$38.4	6.5%	$—	$58.4
__________________

(1) We eliminate in consolidation those patient service revenues earned by our health care facilities attributable to services provided to enrollees in our owned health plans and eliminate the corresponding medical claims expenses incurred by our health plans for those services.

(2) Segment EBITDA is defined as income from continuing operations before income taxes less interest expense (net of interest income), depreciation and amortization, equity method income, stock compensation, gain or loss on disposal of assets, realized gains or losses on investments, acquisition related expenses, debt extinguishment costs, impairment and restructuring charges and pension expense (credits). Management uses Segment EBITDA to measure the performance of our segments and develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates, which management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of our segments. Management believes that Segment EBITDA provides useful information to investors, lenders, financial analysts and rating agencies about the financial performance of our segments. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions concerning us. Segment EBITDA is not a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similar measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited) (continued)
(In millions)

	Nine months ended March 31, 2013
	Acute Care	% of	Health	% of
	Services	Revenues	Plans	Revenues	Eliminations	Consolidated
Patient service revenues, net (1)	$3,959.2	100.0%	$—	—%	$(29.1)	$3,930.1
Premium revenues	—	—	551.8	100.0	—	551.8
Total revenues	3,959.2	100.0	551.8	100.0	(29.1)	4,481.9

Salaries and benefits (excludes stock compensation)	2,039.3	51.5	28.8	5.2	—	2,068.1
Health plan claims expense (1)	—	—	450.5	81.6	(29.1)	421.4
Supplies	687.6	17.4	0.1	—	—	687.7
Other operating expenses	888.1	22.4	33.8	6.1	—	921.9
Medicare and Medicaid EHR incentives	(31.2)	(0.8)	—	—	—	(31.2)
Segment EBITDA (2)	375.4	9.5	38.6	7.0	—	414.0
Less:
Interest, net	149.7	3.8	(0.4)	(0.1)	—	149.3
Depreciation and amortization	191.0	4.8	3.1	0.6	—	194.1
Equity method income	(1.8)	—	—	—	—	(1.8)
Stock compensation	5.5	0.1	—	—	—	5.5
Loss on disposal of assets	1.3	—	—	—	—	1.3
Realized losses on investments	0.3	—	—	—	—	0.3
Acquisition related expenses	0.2	—	—	—	—	0.2
Debt extinguishment costs	1.3	—	—	—	—	1.3
Pension credits	(11.6)	(0.3)	—	—	—	(11.6)
Income from continuing operations before income taxes	$39.5	1.0%	$35.9	6.6%	$—	$75.4
__________________

(1) We eliminate in consolidation those patient service revenues earned by our health care facilities attributable to services provided to enrollees in our owned health plans and eliminate the corresponding medical claims expenses incurred by our health plans for those services.

(2) Segment EBITDA is defined as income from continuing operations before income taxes less interest expense (net of interest income), depreciation and amortization, equity method income, stock compensation, gain or loss on disposal of assets, realized gains or losses on investments, acquisition related expenses, debt extinguishment costs, impairment and restructuring charges and pension expense (credits). Management uses Segment EBITDA to measure the performance of our segments and develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates, which management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of our segments. Management believes that Segment EBITDA provides useful information to investors, lenders, financial analysts and rating agencies about the financial performance of our segments. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions concerning us. Segment EBITDA is not a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similar measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Selected Operating Statistics
(Unaudited)

	Quarter ended March 31,
		(as adjusted)
CONSOLIDATED AND SAME STORE:	2012	2012 (1)	2013	% Change
Number of hospitals at end of period	28	28	28
Licensed beds at end of period	7,064	7,064	7,081
Discharges	73,921	73,921	71,536	(3.2)%
Adjusted discharges	132,170	132,170	129,741	(1.8)
Average length of stay	4.49	4.49	4.59	2.2
Patient days	331,683	331,683	328,006	(1.1)
Adjusted patient days	593,046	593,046	594,887	0.3
Patient revenue per adjusted discharge	$10,074	$9,698	$9,677	(0.2)
Inpatient surgeries	17,255	17,255	16,371	(5.1)
Outpatient surgeries	32,488	32,488	30,502	(6.1)
Observation cases	18,998	18,998	18,428	(3.0)
Emergency room visits	317,948	317,948	310,551	(2.3)
Health plan member lives	240,500	240,500	237,000	(1.5)
Health plan claims expense percentage	76.8%	76.8%	75.4%

Uncompensated care as a percent of net patient revenues (prior to uncompensated care deductions)	17.9%	18.5%	20.5%

Net patient revenue payer mix:
Medicare	30.3%	27.6%	28.4%
Medicaid	13.9	14.4	12.1
Managed Medicare	10.9	11.3	12.7
Managed Medicaid	9.4	9.8	11.0
Managed care	32.9	34.2	32.4
Commercial	1.2	1.2	1.7
Self-pay	1.4	1.5	1.7
Total	100.0%	100.0%	100.0%

Discharges by payer:
Medicare	30.0%	30.0%	29.4%
Medicaid	12.4	12.4	9.3
Managed Medicare	13.0	13.0	14.0
Managed Medicaid	15.9	15.9	18.5
Managed care	22.3	22.3	21.7
Commercial	0.5	0.5	0.6
Self-pay	5.9	5.9	6.5
Total	100.0%	100.0%	100.0%
___________________

(1) Excludes the impact of the updates to Medicare reimbursement estimates.

VANGUARD HEALTH SYSTEMS, INC.
Selected Operating Statistics
(Unaudited) (continued)

	Nine months ended March 31,
		(as adjusted)
CONSOLIDATED:	2012	2012 (1)	2013	% Change
Number of hospitals at end of period	28	28	28
Licensed beds at end of period	7,064	7,064	7,081
Discharges	214,043	214,043	213,997	—%
Adjusted discharges	386,446	386,446	392,118	1.5
Average length of stay	4.41	4.41	4.49	1.8
Patient days	943,837	943,837	960,930	1.8
Adjusted patient days	1,704,059	1,704,059	1,760,761	3.3
Patient revenue per adjusted discharge	$9,630	$9,502	$9,576	0.8
Inpatient surgeries	50,242	50,242	49,308	(1.9)
Outpatient surgeries	94,340	94,340	93,077	(1.3)
Observation cases	53,105	53,105	56,826	7.0
Emergency room visits	909,862	909,862	942,655	3.6
Health plan member lives	240,500	240,500	237,000	(1.5)
Health plan claims expense percentage	77.6%	77.6%	76.4%

Uncompensated care as a percent of net patient revenues (prior to uncompensated care deductions)	18.8%	19.0%	21.2%

Net patient revenue payer mix:
Medicare	28.5%	27.5%	27.7%
Medicaid	14.1	14.3	13.0
Managed Medicare	10.7	10.9	11.9
Managed Medicaid	9.6	9.7	10.4
Managed care	34.1	34.6	33.6
Commercial	1.3	1.3	1.5
Self-pay	1.7	1.7	1.9
Total	100.0%	100.0%	100.0%

Discharges by payer:
Medicare	29.3%	29.3%	28.8%
Medicaid	11.6	11.6	9.6
Managed Medicare	12.5	12.5	13.0
Managed Medicaid	16.7	16.7	18.4
Managed care	22.7	22.7	22.2
Commercial	0.5	0.5	0.5
Self-pay	6.7	6.7	7.5
Total	100.0%	100.0%	100.0%
___________________

(1) Excludes the impact of the updates to Medicare reimbursement estimates.

VANGUARD HEALTH SYSTEMS, INC.
Selected Operating Statistics
(Unaudited) (continued)
	Nine months ended March 31,
		(as adjusted)
SAME STORE:	2012	2012 (1)	2013	% Change
Number of hospitals at end of period	26	26	26
Licensed beds at end of period	6,198	6,198	6,215
Total revenues, including premium revenues (in millions)	$4,240.7	$4,192.1	$4,145.9	(1.1)%
Net patient service revenues (in millions)	$3,669.3	$3,620.7	$3,626.1	0.1
Discharges	197,203	197,203	192,749	(2.3)
Adjusted discharges	363,245	363,245	359,579	(1.0)
Average length of stay	4.37	4.37	4.46	2.1
Patient days	861,845	861,845	859,044	(0.3)
Adjusted patient days	1,587,504	1,587,504	1,602,573	0.9
Patient revenue per adjusted discharge	$9,617	$9,483	$9,617	1.4
Inpatient surgeries	45,236	45,236	43,286	(4.3)
Outpatient surgeries	88,369	88,369	85,385	(3.4)
Observation cases	48,887	48,887	51,175	4.7
Emergency room visits	861,546	861,546	873,741	1.4
Health plan claims expense percentage	77.6%	77.6%	76.3%

Uncompensated care as a percent of net patient revenues (prior to uncompensated care deductions)	18.0%	18.2%	19.8%

Net patient revenue payer mix:
Medicare	27.7%	26.7%	26.7%
Medicaid	14.0	14.2	13.0
Managed Medicare	10.9	11.1	12.2
Managed Medicaid	10.1	10.3	10.8
Managed care	34.5	34.9	34.2
Commercial	1.4	1.4	1.5
Self-pay	1.4	1.4	1.6
Total	100.0%	100.0%	100.0%

Discharges by payer:
Medicare	29.0%	29.0%	28.6%
Medicaid	10.2	10.2	9.2
Managed Medicare	13.0	13.0	13.6
Managed Medicaid	17.8	17.8	18.1
Managed care	23.1	23.1	22.7
Commercial	0.5	0.5	0.6
Self-pay	6.4	6.4	7.2
Total	100.0%	100.0%	100.0%
___________________

(1) Excludes the impact of the updates to Medicare reimbursement estimates.

Investor Contact:	Gary Willis	Media Contact:	Suzanne Towry
	Senior Vice President and Chief Accounting Officer		Director of Media Relations
	(615) 665-6098		(615) 665-6016
	gwillis@vanguardhealth.com		setowry@vanguardhealth.com